Exhibit 5

Form of Application

Form ZAVL

Issuer: Transamerica Financial Life Insurance Company

Home office: [440 Mamaroneck Avenue, Harrison, NY 10528]

Application for a Vanguard Variable Annuity

An Individual Flexible-Premium Deferred Variable Annuity

Effective August 2014

Use this application to purchase a Vanguard Variable Annuity if you’re a resident of New York. If you aren’t a resident of this state, please call us to get the appropriate application.

The Vanguard Group, Inc. (Vanguard), serves as the third-party administrator of the Vanguard Variable Annuity contract under an Administrative Services Agreement with Transamerica Financial Life Insurance Company, the issuer of the contract.

BENEFITS ARE ON A VARIABLE BASIS AND MAY INCREASE OR DECREASE AND AREN’T GUARANTEED AS TO A FIXED-DOLLAR AMOUNT.

Print in capital letters and use black ink.

Questions?

Call [800-522-5555.]

If you need other forms, go to [vanguard.com/serviceforms.]

1. Type of contract Check only one.

☐ Individual

Contract owned by one person.

☐ Joint

Contract owned by two or more people.

☐ Uniform Gifts to Minors Act/Uniform Transfers to Minors Act (UGMA/UTMA)

Account purchased as an irrevocable gift or transfer of assets to a minor. The assets in this account may only be used for the benefit of the minor. An adult custodian administers the account until the minor reaches the age of termination (or later age, if permitted by state law) for the state under whose law the gift or transfer is being made. Complete Section 2 listing the minor as the contract owner and Section 3 with custodian information.

All currently serving trustees must sign in Section 12.	>

☐        Trust for an existing trust only

Refer to the enclosed Certificate of Authority for Trusts form for additional requirements. This form must be completed and returned with your application to purchase a Vanguard Variable Annuity as a trust account.

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2. Contract owner, minor, or trust information

The information you provide below will appear on your new annuity contract exactly as it appears here. Important: If you’re transferring an existing contract to the Vanguard Variable Annuity through a 1035 exchange, the owner information below must match the owner information as it appears on the contract you’re transferring. If the contract owner is a trust, complete our Certificate of Authority for Trusts form and follow any state-specific instructions on that form. Call us if you need assistance.

Owner information

Name of individual first, middle initial, last or trust

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable

Only grantor trusts may use the grantor’s Social Security number. All other trusts must provide an employer ID number.	>	City, state, zip
Birth or trust date mm/dd/yyyy
		Social Security number	Other taxpayer ID number
		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

Mailing address if different from above; used as the contract’s address of record and for all contract mailings.

☐ Check here if the mailing address is the same as the street address.

Street or P.O. box

City, state, zip

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3. Joint contract owner/custodian information

Provide all the information requested if there is a joint owner or custodian. Otherwise, leave this section blank.

Note: If this is a rollover to a qualified contract, a joint owner isn’t permitted.

Name of individual first, middle initial, last or trust

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable

Only grantor trusts may use the grantor’s Social Security number. All other trusts must provide an employer ID number.	>	City, state, zip
Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number
		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

4. Annuitant information

The annuitant is the person on whose life expectancy the annuity payments are based. If the annuitant and the contract owner are the same person, simply check the box below. If the contract owner is an individual, there must be an immediate familial relationship (such as spouse, parent, child, grandparent, grandchild, or sibling) between the owner and the annuitant.

Note: If this is a rollover to a qualified contract, the annuitant must be the same as the contract owner.

If you check this box, skip to Section 5.	>	☐ Same as contract owner.
Name of individual first, middle initial, last

Relationship to contract owner

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable

City, state, zip

Birth date mm/dd/yyyy

Social Security number

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

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5. Joint annuitant information if applicable

Complete this section only if there’s a joint annuitant. If the joint annuitant and the joint contract owner are the same person, simply check the box below.

If you check this box, skip to Section 6.	>	☐ Same as joint contract owner.
Name of individual first, middle initial, last

Relationship to contract owner

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien

Street address P.O. box or rural route number isn’t acceptable

City, state, zip

Birth date mm/dd/yyyy

Social Security number

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

6. Annuitant’s beneficiaries

Your primary beneficiaries will be first to receive the death benefit from the contract when the annuitant dies. The beneficiary and the annuitant can’t be the same person.

Primary beneficiaries

Indicate the percentages of assets to be distributed to the designated primary beneficiaries upon the annuitant’s death. The total must equal 100%.

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number

		Relationship to annuitant	% of benefit

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Street address P.O. box or rural route number isn’t acceptable

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

If you’d like to name more than two primary beneficiaries, please attach a separate sheet.	>	Name of individual first, middle initial, last trust or organization
		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien
Country of citizenship for non-U.S. parties
Birth or trust date mm/dd/yyyy
		Social Security number	Other taxpayer ID number
		Relationship to annuitant	% of benefit
Street address P.O. box or rural route number isn’t acceptable
City, state, zip
		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

If the percentages you list don’t total 100%, equal percentages totaling 100% will be allocated.	Total 100%

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Secondary beneficiaries

Your secondary beneficiaries will become the primary beneficiaries if all the primary beneficiaries die before the annuitant. Indicate the percentage of your assets to be distributed to each beneficiary. The total must equal 100%.

Name of individual first, middle initial, last trust or organization

		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

		Social Security number	Other taxpayer ID number

		Relationship to annuitant	% of benefit

Street address P.O. box or rural route number isn’t acceptable

City, state, zip

		Daytime phone area code, number, extension	Evening phone area code, number, extension

E-mail address

If you’d like to name more than two secondary beneficiaries, please attach a separate sheet.	>	Name of individual first, middle initial, last trust or organization
		Gender	Citizenship
		☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien
Country of citizenship for non-U.S. parties
Birth or trust date mm/dd/yyyy
		Social Security number	Other taxpayer ID number
		Relationship to annuitant	% of benefit
Street address P.O. box or rural route number isn’t acceptable
City, state, zip
		Daytime phone area code, number, extension	Evening phone area code, number, extension
E-mail address

If the percentages you list don’t total 100%, equal percentages totaling 100% will be allocated.	Total 100%

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7. Contract owner’s designated beneficiary if applicable

Complete this section only if the contract owner and the annuitant aren’t the same.

In the space below, name the individual who will receive the accumulated value of the contract if the contract owner dies and the annuitant is still living.

Name of individual first, middle initial, last trust or organization

Gender	Citizenship
☐ Male ☐ Female	☐ U.S. ☐ Resident alien ☐ Nonresident alien

Country of citizenship for non-U.S. parties

Birth or trust date mm/dd/yyyy

Social Security number		Other taxpayer ID number

Relationship to contract owner		% of benefit

Street address P.O. box or rural route number isn’t acceptable

City, state, zip

Daytime phone area code, number, extension		Evening phone area code, number, extension

E-mail address

8. Optional riders

There may be optional riders available under your contract. Call us at [800-522-5555] if you have any questions or would like additional information.

[Return of Premium Death Benefit]

The [Return of Premium Death] Benefit is an optional rider available through the Vanguard Variable Annuity for an additional annual charge of [0.20%] of the accumulated value. The additional fee is assessed at the beginning of each quarter based on the contract anniversary date.

☐  [Return of Premium] option. If you check this box, the annuitant’s beneficiary will receive the greater of the accumulated value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). You may select this option only if the annuitant (and joint annuitant, if applicable) is age 75 or younger.

Note: This is your only opportunity to choose the Return of Premium option. If you don’t select this option, the annuitant’s beneficiary will receive the accumulated value of your contract upon the annuitant’s death.

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Guaranteed Lifetime Withdrawal Benefit

The Guaranteed Lifetime Withdrawal Benefit (GLWB) is an optional rider that provides a guaranteed* lifetime income for you and, if applicable, a joint annuitant. The level of income depends on the annuitant’s attained age (the younger of the living spouses for the joint rider) at the time of the first withdrawal as well as the amount allocated to the designated investments eligible for the GLWB.

Lifetime payments can change. They may decrease if the contract owner reduces, through withdrawals or transfers from a designated investment, the amount allocated to a designated investment, or they may increase through market appreciation or if additional amounts are allocated to a designated investment.

To add the optional GLWB to your contract, please select an annuity type below. An annual fee of [1.20%] will be assessed on a quarterly basis as a percentage of the total withdrawal base; this fee is the same whether you choose the single or joint option. If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply.

Note: The GLWB rider can be added to your contract by completing this section. You must allocate a portion of your initial premium payment to one or more of the designated investments eligible for the GLWB as listed in Section 10. The designated investment options may change with prior approval of the New York State Department of Financial Services. If you don’t wish to elect the GLWB at this time, skip to Section 9. You can elect the rider at a later date.

☐ Single.

☐    Joint. Please make sure you’ve completed Sections 3 and 5. For nonqualified contracts, the annuitant’s spouse must be designated as both the joint contract owner and the joint annuitant. For qualified contracts, the annuitant’s spouse must be designated as both the joint annuitant and the primary beneficiary.

The GLWB can be terminated independently of the contract to which it is attached, at any time. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination.

The GLWB can only be taken as a withdrawal benefit and doesn’t increase the accumulated value.

Surrender of the contract due to a reduction in accumulated value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the GLWB has a positive value.

The rider fee is a percentage of the total withdrawal base and this fee covers the benefit provided by this rider. The rider fee is only deducted from the funds in each designated investment on the rider date and on each rider quarter.

Withdrawals from the designated investments prior to the rider anniversary following the annuitant’s (or the annuitant’s spouse’s, if younger) 59th birthday will result in an excess partial withdrawal. Withdrawals prior to age 59½ may be subject to the 10% penalty tax.

The GLWB may not be appropriate for owners taking the minimum required distributions, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts. For purposes of this rider, the minimum required distribution amount is calculated based on the accumulated value of the designated investment options.

Before electing the GLWB, you are encouraged to consult a tax advisor for information on how annuity taxation applies to your individual situation.

* Product guarantees are subject to the claims-paying ability of Transamerica Financial Life Insurance Company.

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9. Your method of purchase

You can purchase your Vanguard Variable Annuity with a check or wire transfer, the assets in an existing annuity contract or life insurance policy, a transfer/rollover of tax-deferred assets from a traditional IRA or qualified plan or annuity, or with shares from a Vanguard account.
To find out if your assets are eligible for a tax-free transfer/rollover, consult your employer/custodian or call us at [800-522-5555.]
You must check a box. >	Will this annuity replace, discontinue, or change an existing annuity contract or life insurance policy?
☐ Yes ☐ No

Check A, B, C, or D to indicate the source of the assets you’ll be using to purchase your contract.
☐ A. Check or wire transfer
Purchase the contract with the enclosed check or wire transfer. Make check payable to Transamerica Financial Life Insurance Company. For wire transfer instructions, call [800-522-5555.]
Amount
$
☐ B. 1035 exchange

Purchase the contract with assets in an existing nonqualified (after-tax) annuity contract or life insurance policy. Provide the name(s) of the issuing company (companies), the policy number(s), and the cash value(s) in the Transfer instructions section on page 10.

☐ C. Transfer/rollover

Purchase the contract with qualified (pre-tax) assets from an employer-sponsored retirement plan, a traditional IRA, or a qualified annuity contract now held at Vanguard or at another company.

Provide the name(s) of the issuing company (companies), the account number(s), and the cash value(s) in the Transfer instructions section on page 10.

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☐ D. Vanguard account

Purchase the contract with nonqualified (after-tax) assets from a Vanguard account. List Vanguard below in the Transfer instructions section and indicate the value or percentage of shares to be deducted from your account(s). For Vanguard mutual fund accounts, provide your fund and account number(s). For a Vanguard Brokerage Account, provide your account number and assets will be deducted from your money market settlement fund. If you intend to register your new annuity under a name or address that differs from those on your existing Vanguard accounts, call us at [800-522-5555.]

Transfer instructions
This information must be completed if you’re transferring your assets from another company or from an existing Vanguard account. Please attach another sheet if you have additional account numbers.

This information must be completed if you’re transferring assets from another account.	>	Company name
		Policy, contract, fund, or account number	Value or percentage of shares
$ %
Company name

		Policy, contract, fund, or account number	Value or percentage of shares
$ %
Company name
		Policy, contract, fund, or account number	Value or percentage of shares
$ %

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10. Your initial premium allocation

You may allocate your initial premium payment (minimum $5,000) among any of the portfolios listed below. Note that the minimum balance for each portfolio is $1,000.

If you selected the Guaranteed Lifetime Withdrawal Benefit in Section 8, you must allocate some portion of your initial premium to one of three designated investments: the [Conservative Allocation Portfolio, the Moderate Allocation Portfolio, or the Balanced Portfolio.] You can, of course, allocate premiums to these designated investments even if you don’t elect the benefit.

Indicate the percentage of your initial premium payment that you wish to allocate to each portfolio or designated investment. Percentages must total 100%.

Note: For details about each portfolio or designated investment, read the Portfolio Summaries section of the Vanguard Variable Insurance Fund prospectus, which is attached to each Vanguard Variable Annuity prospectus.

Money Market Portfolio (064)%	Equity Income Portfolio (008)	%

Short-Term Investment-Grade Portfolio (144)%	Diversified Value Portfolio (145)	%

Total Bond Market Index Portfolio (067)%	Growth Portfolio (010)	%

High Yield Bond Portfolio (146)%	Capital Growth Portfolio (603)	%

Conservative Allocation Portfolio* (801)%	Mid-Cap Index Portfolio (143)	%

Moderate Allocation Portfolio* (803)%	Small Company Growth Portfolio (160)	%

Balanced Portfolio* (069)%	REIT Index Portfolio (147)	%

Total Stock Market Index Portfolio (604)%	International Portfolio (086)	%

Equity Index Portfolio (068)%

	Total	100%

[*	Designated investments eligible for the Guaranteed Lifetime Withdrawal Benefit.]

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11. Online authorization

Check the box below if you or the joint owner wishes to establish online privileges for your annuity contract.

☐  I authorize Transamerica Financial Life Insurance Company to honor permitted transactions I request online as a registered user of [vanguard.com.] In the event this contract is owned by more than one owner, each owner authorizes Transamerica Financial Life Insurance Company to accept permitted online transactions from one owner.

12. Signatures		All owners must sign below exactly as their names appear in Sections 2 and 3.

I acknowledge receipt of a current prospectus and declare that all statements in this application are true to the best of my knowledge and belief and agree that this application will be part of the annuity contract issued by Transamerica Financial Life Insurance Company. I understand that all payments and values provided by the contract may vary as to dollar amount to the extent they are based on the investment performance of the selected portfolio(s). With this in mind, I feel the contract applied for will meet anticipated financial needs.

Check this box, if applicable.	>	☐ Yes, I’d like to receive a copy of the Statement of Additional Information.
I understand and further agree that:

•   This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•   Federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security number or other taxpayer ID number, and any other information necessary to sufficiently identify each customer. Failure to provide this information could result in the annuity contract not being issued, transactions being delayed or unprocessed, or the annuity contract being terminated.

•   Transamerica Financial Life Insurance Company does not deduct premium taxes at the time I make a premium payment. I further acknowledge that, generally, premium taxes will be deducted from the policy value when I begin receiving annuity payments, when I surrender the policy, or when death proceeds are paid.

The accumulation values under the variable accumulation provisions of the contract being applied for are variable and aren’t guaranteed as to fixed dollar amounts.

		Signature of owner, custodian, or authorized trustee	Date mm/dd/yyyy

X

Sign here.	>	Signature of joint owner or authorized trustee	Date mm/dd/yyyy

X

Signed at city, state

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Mailing information

Mail ALL pages of this application—even if some sections are left blank—and any other required documents in the enclosed postage-paid envelope.
If you don’t have		Vanguard
a postage-paid envelope, mail to:	>	P.O. Box 1105 Valley Forge, PA 19482-1105

For registered or certified mail, or		Vanguard
overnight delivery, mail to:	>	455 Devon Park Drive Wayne, PA 19087-1815

Reminders

You MUST include the following items. If any are missing, your application won’t be processed.

• Assessment and Disclosure Form. Must be completed and returned with this application for all new contracts.

• 1035 Exchange Assignment Form. Must be completed and returned with your application if your method of purchase in Section 9 is a 1035 exchange.

• State Replacement Notice. Must be completed and returned with your application.

•   Qualified Funds Transfer/Rollover Form. Must be completed and returned with your application if your method of purchase in Section 9 is a transfer/rollover, and assets will be transferred directly from your employer account. This form isn’t required if you’ve taken possession of the money and are sending us a check. Please also check with your employer to request any company-specific distribution forms, and send those completed forms to us with your other paperwork.

• Certificate of Authority for Trusts form. Must be completed and returned with your application if you selected trust as the account type in Section 1.

VVAPP 0714 (NY)	© 2014 The Vanguard Group, Inc. All rights reserved. ZAVL 072014

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